Execution Version

Novation Agreement and Consent

This Novation Agreement and Consent, dated as of September 24, 2013 (the “Agreement”), is by and among EMC Capital Management, Inc. (“EMC Inc.”), EMC Capital Advisors, LLC (“EMC LLC”), Morgan Stanley Smith Barney Spectrum Select L.P. (formerly known as Dean Witter Spectrum Select L.P.) (the “Partnership”) and Ceres Managed Futures LLC (formerly Demeter Management Corporation) (the “General Partner”).

WHEREAS, Partnership, the General Partner, and EMC Inc. entered into that certain Amended and Restated Management Agreement dated as of the 1st day of June, 1998, as amended by the Amendment No. 1 thereto as of the 1st day of November, 2006 and by the Amendment No. 2 thereto as of the 1st day of July, 2011 (the “Management Agreement”); and

WHEREAS, EMC Inc. wishes to be released and discharged from the Management Agreement and EMC LLC wishes to perform all of EMC Inc.’s obligations under the Management Agreement and be bound by the terms of the Management Agreement in EMC Inc.’s place;

NOW, THEREFORE, the parties hereto agree as follows:

1.           The Partnership and General Partner hereby release and discharge EMC Inc. from the Management Agreement as of October 1, 2013 (the “Effective Date”).

2.           EMC LLC undertakes to perform all obligations under the Management Agreement and be bound by the terms of the Management Agreement in every way as if it were a party to the Management Agreement in the place of EMC Inc.

3.           The Partnership and General Partner release and discharge EMC Inc. from all claims and demands arising from or after the Effective Date in respect of the Management Agreement and accept the liability of EMC LLC under the Management Agreement, and agree to be bound by the terms of the Management Agreement in every way as if EMC LLC were named in the Management Agreement in the place of EMC Inc.

4.           This Agreement shall be governed and construed in accordance with the laws of New York.

5.           This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

[Signatures to follow on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the Effective Date.

EMC CAPITAL MANAGEMENT, INC.

By:   /s/John Krautsack
Name:  John Krautsack
Title:    President

EMC CAPITAL ADVISORS, LLC

By:   /s/John Krautsack
Name:   John Krautsack
Title:     President

OTHER PARTIES:

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P. by Ceres Managed Futures LLC General Partner
By /s/ Alper Daglioglu Alper Daglioglu President

CERES MANAGED FUTURES LLC
By /s/ Alper Daglioglu Alper Daglioglu President